Exhibit 10.2

STOCK OPTION EXERCISE AGREEMENT

This Stock Option Exercise Agreement (the “Exercise Agreement”) is made and entered on this 30th day of August, 2021 by and between Michael Stephen Greenacre, Nicholas Aaron Gregory, Jamal Khurshid, Travers David Lee, Azam Shah, Craig Iain Vallis, Bertram Bartholomew Worsley, and Oliver James Worsley, each, an individual (individually hereinafter “Seller”, and collectively the “Sellers”) and Nukkleus, Inc., a Delaware corporation (the “Buyer” or “Nukk”). The Sellers and Buyer may be hereinafter referred to individually as a “Party” or collectively as the “Parties”. Capitalized terms not defined herein shall have the meanings ascribed to them in the Parties’ Purchase and Sale Agreement, which was duly executed on May 24, 2021 (“Purchase and Sale Agreement”).

Total Option Shares Being Purchased:	493 ordinary shares of £1.00 each in the capital of the Target, being 30% of the Sale Shares

Exercise Price:	30,000,000 shares of Nukk’s Common Stock

Target (“Company”):	Match Financial Limited

Buyer’s interest in the Target

post-Option Completion:	100%

1. Exercise of Option.

1.1. Exercise. Pursuant to exercise of that certain option (the “Option”) granted to Buyer under the Purchase and Sale Agreement and subject to the terms and conditions of this Exercise Agreement, Buyer hereby exercises the Option and agrees to purchase from the Sellers, and the Sellers hereby agree to sell to the Buyer, the Total Number of Shares set forth above (the “Shares”) of the Company’s stock at the Exercise Price set forth above (the “Exercise Price”). As used in this Exercise Agreement, the term “Shares” refers to the Shares purchased under this Exercise Agreement.

1.2. Title to Shares. Buyer will take title to the Shares as Nukkleus, Inc. Upon the Option Completion Date, Buyer shall be the sole owner of the Target, and shall own all of the Sale Shares, as shown on Schedule 4 to the Purchase and Sale Agreement. Such Sale Shares will be duly authorized, feely transferrable, validly issued, fully paid and non-assessable and not subject to any preemptive rights or conditions.

1.3. Payment for Exercise of Option. Buyer will issue to the Sellers an aggregate of 30,000,000 shares of Common Stock in the Buyer on the Option Completion Date. The shares will be issued in book entry by Buyer’s transfer agent and will contain the standard restrictive legend as required under the Securities Act of 1933, as amended. Buyer covenants with the Sellers that such shares will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights.

2. Delivery.

2.1. Deliveries by Buyer. Buyer hereby delivers to the Sellers (a) this Exercise Agreement, (b) the Exercise Price; and (c) the shares in accordance with the procedures set forth in Section 1.3 above.

2.2. Deliveries by the Sellers. Upon its receipt of the Exercise Price and all documents to be executed and delivered by Buyer to the Sellers under Section 2.1 hereof, the Sellers will effectuate the transfer of the Shares to the Buyer by recording such transfer of the Shares in the name of the Buyer. Sellers shall provide evidence of such book transfer to the Buyer.

2.3. Option Completion Date. The Option Completion shall take place on August 30, 2021 (the “Option Completion Date”).

3. Representations and Warranties of Sellers. Sellers represent and warrant the following:

3.1. Representations and Warranties of Purchase and Sale Agreement. Each representation and warranty of Sellers hereunder and under the Purchase and Sale Agreement shall be true and correct in all material respects and as of the Option Completion Date, and Sellers shall have delivered to Buyer an Officer’s Certificate to that effect.

3.2. Agreement to Terms. Sellers have received a copy of the Purchase and Sale Agreement and have read and understood the terms of the Purchase and Sale Agreement and this Exercise Agreement, and agree to be bound by their terms and conditions.

4. Compliance with Securities Laws. Buyer understands and acknowledges that, notwithstanding any other provision of the Purchase and Sale Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon Sellers’ continued compliance with all applicable laws, including but not limited to, securities laws. Sellers agree to cooperate with the Company and the Buyer to ensure the Company’s compliance with such laws.

5.  Rights as a Stockholder. Subject to the terms and conditions of this Exercise Agreement, Buyer will have unlimited rights as the sole stockholder of the Company with respect to the Sale Shares from and after the date that Buyer acquires all of the Sale Shares as of the Option Completion Date and until such time as Buyer disposes of the Sale Shares.

6.  Taxes. Sellers represent that all tax documentation required to be filed by the Target for Buyer’s full acquisition of the Company pursuant to this Exercise Agreement has been, or will be, timely filed. Such tax documents are, or will be, true, complete and correct in all respects. Sellers further represent that all taxes due and owing by the Target to the United Kingdom or any other governmental or other authority whatsoever competent to impose any taxation, whether in the United Kingdom or elsewhere (whether or not shown on any tax documentation) have been, or will be, timely paid by the Option Completion Date.

7. Tax Consequences. SELLERS UNDERSTAND THAT SELLERS MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF SELLERS’ DISPOSITION OF THE SHARES. SELLERS REPRESENT: (a) THAT SELLERS HAVE CONSULTED WITH ANY TAX ADVISOR THAT SELELRS DEEMS ADVISABLE IN CONNECTION WITH THE DISPOSITION OF THE SHARES; AND (b) SELLERS ARE NOT RELYING ON THE BUYER OR THE COMPANY FOR ANY TAX ADVICE. IN ADDITION TO THE FOREGOING, THE COMPANY SHALL HAVE NO LIABILITY TO SELLERS IN CONNECTION WITH THIS AGREEMENT OR THE PURCHASE AND SALE AGREEMENT.

8.  Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Sellers with all applicable laws of the United Kingdom through the Option Completion Date.

9.  Stockholders’ Agreement; Governance. As a condition to the issuance of the Shares pursuant to this Exercise Agreement, upon Option Completion, Buyer shall have full and unlimited authority over the affairs of the Company, including, but not limited to, the power to amend the Company’s Stockholders’ Agreement and any other documents of the Company, which, among other matters, provide for certain rights and obligations of the Stockholders of the Company or the governance of the Company according to the terms of such agreement then in effect and as from time to time may be amended on or after the Option Completion Date.

10. Successors and Assigns. Buyer may assign any of its rights under this Exercise Agreement. This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Buyer. This Exercise Agreement will be binding upon Buyer and Buyer’s heirs, executors, administrators, legal representatives, successors and assigns.

11. Governing Law; Jurisdiction; Severability. This Exercise Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation, shall be governed by and construed in accordance with the law of England and Wales. Each Party agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Exercise Agreement or its subject matter or formation.

12.  Waiver.  The Sellers unconditionally and irrevocably waive with effect from completion of the Option Completion Date, all and any rights and claims that it may have against the Company or any of its respective employees, directors, agents, or officers, and further undertake to the Buyer, the Company and each of the employees, directors, agents or officers not to make any such claims in the future.

13. Further Instruments. The Sellers agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Agreement.

14. Headings. The captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement.

15. Entire Agreement. The Purchase and Sale Agreement and this Exercise Agreement, together with all Exhibits thereto, constitute the entire agreement and understanding of the Parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the Parties hereto with respect to the specific subject matter hereof. If there is any inconsistency between the terms of this Exercise Agreement and the terms of the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall govern and control. In the event that this Exercise Agreement is silent as to any terms that may be applicable to the transaction contemplated hereby, the terms of the Purchase and Sale Agreement shall apply. No provision of this agreement shall be construed to relieve Sellers of any of the obligations set forth in the Purchase and Sale Agreement.

16. Counterparts. This Exercise Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

17. Other Obligations. Sellers shall comply with all obligations set forth in Schedule 3 of the Purchase and Sale Agreement with respect to the Option Completion contemplated hereby.

IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be duly executed as of the day and year first above written.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTION PAGE

Signed by	/s/ Emil Assentato

Name:	Emil Assentato, on behalf of Nukkleus, Inc.

Date:

Signed by	/s/ Michael Stephen Greenacre

Name:	Michael Stephen Greenacre

Date:	August 27, 2021

Signed by	/s/ Nicholas Aaron Gregory

Name:	Nicholas Aaron Gregory

Date:	August 28, 2021

Signed by	/s/ Jamal Khurshid

Name:	Jamal Khurshid

Date:	August 27, 2021

Signed by	/s/ Travers David Lee

Name:	Travers David Lee

Date:	August 27, 2021

Signed by	/s/ Azam Shah

Name:	Azam Shah

Date:

Signed by	/s/ Craig Iain Vallis

Name:	Craig Iain Vallis

Date:	August 27, 2021

Signed by	/s/ Bertram Bartholomew Worsley

Name:	Bertram Bartholomew Worsley

Date:	August 28, 2021

Signed by	/s/ Oliver James Worsley

Name:	Oliver James Worsley

Date:	August 27, 2021

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